Exhibit 10.2

2016 Incentive Compensation Plan
Effective January 1, 2016
Personal and Confidential

Employee	Frederick H. Weismann	2016 Base Salary	$184,000
Title	EVP/COO	2016 Bonus Target	14%	$25,760

Thresholds	Maintain CAMELS rating at one of the two highest ratings Maintain an Asset Quality rating of "Satisfactory" or better Maintain Loan Quality Control rating at "Satisfactory" or better

Goal #1:	Bank Profitability: Achieve Return on Assets

Annual Payout Target	50% = $ 12,880

Goals	Payout
98% of Budget	$4,293
At Budget	$8,587
110% of Budget	$12,880
Stretch Goal
Every .03% over
110% of Budget	$4,293

Goal #2:	Increase Commercial and Retail Checking Deposit Balances

Annual Payout Target	20% = $ 5,152

Goals	Payout
95% of Budget	$1,717
At Budget	$3,435
110% of Budget	$5,152
Stretch Goal
Every $1.3 M over
110% of Budget	$1,717

Goal #3:	Increase Commercial Loan Balances

Annual Payout Target	20% = $ 5,152

Goals	Payout
95% of Budget	$1,717
At Budget	$3,435
110% of Budget	$5,152
Stretch Goal
Every $2.1M over
110% of Budget	$1,717

Goal #4:	Generate target level of fee income from sale of SBA 7(a) loan guarantees

Annual Payout Target	10% = $ 2,576

Goals	Payout
75% of	$859
Budget At	$1,717

Once 75% threshold is reached, bonus payout is determined by the actual % attainment

NOTES:

Bonus targets are based on Georgetown Bancorp Inc. 2016 budget.

All dollar figures are based on estimates of annualized salary.  Incentive payments are based on the employee's actual base compensation for the fiscal year, which includes straight time pay, vacation, holiday, personal, sick and jury duty pay.   Overtime and other payments including previous       year's bonus payout will be excluded from the calculation.

To be eligible for the Incentive Compensation, the employee must be actively employed, performIng at a level of "satisfactory" or above, and not be on a written warning at the time of the incentive payment.

The Bank shall have the right to rescind and recoup or "clawback" incentive payments paid under this plan if the Compensation Committee concludes that such awards were paid out based on information that is later found to be materially incorrect, including payments that were determined, in whole or in part, on financial statement information that is subsequently restated.

By signing below I confirm receipt of my Incentive Compensation Plan and my understanding of the provisions stated above.

/s/ Frederick H. Weismann	April 25, 2016
Frederick H. Weismann	Date

/s/ Robert E. Balletto	April 25, 2016
Robert E. Balletto	Date
President and Chief Executive Officer